EXHIBIT (10) J

			FIRST AMENDMENT TO
		  EXECUTIVE SEVERANCE AGREEMENT


	THIS FIRST AMENDMENT to EXECUTIVE SEVERANCE AGREEMENT is made this 29th day of January, 1997, by and between MERCANTILE BANKSHARES
CORPORATION and MERCANTILE-SAFE-DEPOSIT & TRUST COMPANY (collectively, the "Company"), and H. FURLONG BALDWIN (the "Employee").
	WHEREAS, Employee and Company entered into an Executive Severance Agreement dated December 31, 1989 (the "Agreement"); and

	WHEREAS, this Agreement is schedule to terminate on February 1, 1997, Employee's normal retirement date; and

	WHEREAS, Company has determined to retain Employee in his current capacity beyond his normal retirement date, and Employee has agreed to do so; and

	WHEREAS, the parties wish to amend this Agreement to clarify its application to Employee subsequent to February 1, 1997.

	NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, and in further consideration of the mutual covenants contained in the Agreement, the parties do hereby agree that the Agreement is hereby amended as follows:

			   FIRST CHANGE
			   ------------

	A new sentence shall be added at the end of Section 1(c) to read as follows:

"From and after February 1, 1997, the Change of Control Period shall mean the period commencing on that date and ending on February 1, 1999, or on such later date as shall be provided for cessation of employment by extension of the stated term of the Employee's Executive Employment Agreement with Mercantile Bankshares Corporation and Mercantile-Safe Deposit and Trust Company, dated March 24, 1982, as the same has been and may be from time to time amended (the `Executive Employment Agreement')."


			  SECOND CHANGE
			  -------------

	Section 2(d) shall be deleted in its entirety and the following substituted in lieu thereof:

"(d) Good Reason; Other than for Cause or Disability. If, at any time during the period beginning with the Effective
Date and ending on the earlier to occur of (i) the third anniversary of such date, or (ii) February 1, 1999 (or such later date as

Page 1


may be provided for cessation of employment by extension of the stated term of the Executive Employment Agreement), the Company shall terminate the Employee's employment other than for Cause, Disability or death, or if the Employee shall terminate his employment with the Company for Good Reason, the Company shall pay to the Employee in a lump sum in cash within 30 days after the Date of Termination a severance payment, the value of which is three times the Employee's base amount of compensation (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986 (the `Code')) including, but not limited to, such items as salary, bonus, fringe benefits, and deferred compensation, less one dollar ($1.00)."

	In all other respects, the provisions of the Agreement remain unchanged and in full force and effect.
	IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Agreement as of the day and year first above written.

ATTEST:                                 MERCANTILE BANKSHARES
					CORPORATION

/s/ Alan D. Yarbro                         /s/ Edward K. Dunn, Jr.
________________________                By:_________________________
Alan D. Yarbro, Secretary                  Edward K. Dunn, Jr., President

					MERCANTILE-SAFE DEPOSIT
					AND TRUST COMPANY


/s/ Alan D. Yarbro                          /s/ Edward K. Dunn, Jr.
________________________                 By:________________________
Alan D. Yarbro, Secretary                   Edward K. Dunn, Jr., President


WITNESS:

/s/ Alan D. Yarbro                        /s/ H. FURLONG BALDWIN
________________________                  ___________________________
					  H. FURLONG BALDWIN

Page 2